This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800- 745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriter described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriter and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

Mortgage Loan Number	Loan Group Number	Property Name	Maturity Date or ARD	Prepayment Provisions	Open Period Months	No Penalty Begin Date

1	1	The Gas Company Tower	08/11/16	L(26),D(90),O(4)	4	05/11/16
2	1	1180 Peachtree Street	10/11/16	L(24),D(92),O(4)	4	07/11/16
3	1	Montclair Plaza	09/11/11	L(25),D(28),O(7)	7	03/11/11
4	1	Four Seasons Resort and Club - Dallas, TX	09/11/16	L(25),D(90),O(5)	5	05/11/16
5	1	311 South Wacker	08/11/16	L(26),D(58),O(36)	36	09/11/13
6	1	RLJ Hotel Pool	07/01/16	L(27),D(57),O(36)	36	08/01/13
7	1	500-512 Seventh Avenue	07/11/16	L(27),D(89),O(4)	4	04/11/16
8	1	Newport Bluffs	10/11/16	GRTR1%orYM(116),O(4) or L(24),D(92),O(4)	4	07/11/16
9	1	Gateway Shopping Center	10/01/11	L(24),D(26),O(10)	10	01/01/11
10	1	Embassy Suites - Washington, DC	11/11/16	L(24),D(93),O(3)	3	09/11/16
11	1	Westin - Falls Church, VA	10/11/15	L(36),D(81),O(3)	3	08/11/15
12	1	Brookfield Lakes Corporate Center	10/11/16	L(24),D(92),O(4)	4	07/11/16
13	1	The Willows Shopping Center	10/11/16	GRTR1%orYM(113),O(7)	7	04/11/16
14	1	Personality Pool	09/11/16	L(25),D(92),O(3)	3	07/11/16
15	1	Traders Point Retail Center	10/11/16	L(24),D(93),O(3)	3	08/11/16
16	2	Carefree Alexander	08/11/11	L(2),GRTR1%orYM(49),O(9)	9	12/11/10
17	1	Lakeside Pool	10/11/16	L(24),D(93),O(3)	3	08/11/16
18	1	ITC Crossing South Shopping Center	10/11/16	L(24),GRTR1%orYM(93),O(3)	3	08/11/16
19	1	Hotel Valencia - San Jose, CA	08/11/16	L(26),D(90),O(4)	4	05/11/16
20	1	135 Crossways Park Drive	10/11/16	L(24),D(91),O(5)	5	06/11/16
21	2	Charter Square	07/11/16	L(27),D(89),O(4)	4	04/11/16
22	1	Cross Island Plaza	08/11/16	L(26),D(91),O(3)	3	06/11/16
23	1	Lake Worth Towne Crossing	09/11/11	L(37),GRTR1%orYM(19),O(4)	4	06/11/11
24	1	Windrose Place	10/11/16	L(24),D(93),O(3)	3	08/11/16
25	1	Cypress Towne Center	09/11/16	L(25),D(91),O(4)	4	06/11/16
26	1	Twinbrook Square	09/11/11	L(25),D(31),O(4)	4	06/11/11
27	1	Lorton Station Marketplace	10/11/16	L(24),GRTR1%orYM(92),O(4)	4	07/11/16
28	2	Liberty Estates Apartments	09/11/11	L(11),GRTR1%orYM(42),O(7)	7	03/11/11
29	1	Main Street Commons	08/11/16	L(26),D(91),O(3)	3	06/11/16
30	2	Carefree Pueblo	08/11/11	L(2),GRTR1%orYM(49),O(9)	9	12/11/10
31	1	Bellwood Pool	10/11/16	L(24),D(92),O(4)	4	07/11/16
32	1	South Tryon Square	09/11/16	L(25),D(92),O(3)	3	07/11/16
33	2	Steeplechase at Adams Farm Apartments	08/11/16	GRTR1%orYM(117),O(3)	3	06/11/16
34	1	San Tan Corporate Center Two	10/11/16	GRTR1%orYM(116),O(4)	4	07/11/16
35	1	San Fernando Value Square	09/11/16	GRTR1%orYM(116),O(4)	4	06/11/16
36	1	Market at Mill Run	08/11/16	L(26),D(91),O(3)	3	06/11/16
37	1	United Food Group Food Processing Facility	11/01/16	L(24),D(93),O(3)	3	09/01/16
38	2	The Exchange at Denton	10/11/16	L(24),GRTR1%orYM(93),O(3)	3	08/11/16
39	1	Bryant Square	09/11/16	L(25),GRTR1%orYM(92),O(3)	3	07/11/16
40	2	Willina Ranch Apartments	09/11/16	L(25),D(92),O(3)	3	07/11/16
41	2	Chatham Court and Reflections at Chatham Court Apartments	09/11/16	L(25),D(91),O(4)	4	06/11/16
42	1	Charles River Place	08/01/16	L(37),GRTR1%orYM(76),O(7)	7	02/01/16
43	1	San Tan Corporate Center One	10/11/16	GRTR1%orYM(116),O(4)	4	07/11/16
44	1	Matrix Financial Center	10/11/16	L(24),D(93),O(3)	3	08/11/16
45	2	Laurel Pines Apartments	09/11/11	L(11),GRTR1%orYM(42),O(7)	7	03/11/11
46	2	Club Wildwood	09/11/11	L(18),O(42)	42	04/11/08
47	1	Hughes Plaza West	09/11/16	L(25),D(92),O(3)	3	07/11/16
48	1	Apple Valley Square	09/11/16	L(25),GRTR1%orYM(91),O(4)	4	06/11/16
49	1	Gateway Center	08/11/11	L(26),D(30),O(4)	4	05/11/11
50	1	Renaissance Commons	10/11/16	L(24),D(93),O(3)	3	08/11/16
51	2	Las Palmas I,II,III Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
52	2	Pebble Brook Village	10/11/16	L(24),D(93),O(3)	3	08/11/16
53	2	Groves at Las Cruces	10/11/16	L(24),D(93),O(3)	3	08/11/16
54	2	Ambassador Inn Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
55	1	Victor Valley Town Center	09/11/16	L(25),D(92),O(3)	3	07/11/16
56	2	The Grove at Carrollton Apartments	10/11/16	L(24),D(93),O(3)	3	08/11/16
57	1	Inverness Commons	09/11/11	L(36),GRTR1%orYM(21),O(3)	3	07/11/11
58	1	Marketplace Retail & Office Center	10/11/16	L(24),D(93),O(3)	3	08/11/16
59	2	Lake Brandt Apartments	08/11/16	GRTR1%orYM(117),O(3)	3	06/11/16
60	1	Four Seasons MHP	09/11/11	L(19),GRTR1%orYM(37),O(4)	4	06/11/11
61	1	Black Mountain Market Place	10/11/16	L(24),D(93),O(3)	3	08/11/16
62	1	515 Union Boulevard	10/11/16	L(24),D(92),O(4)	4	07/11/16
63	1	Howe Corporate Center	08/11/11	GRTR1%orYM(23),O(37)	37	08/11/08
64	1	Pointe West	09/11/16	L(25),D(92),O(3)	3	07/11/16
65	1	Extra Space Storage - Rockville, MD	09/11/16	L(48),GRTR1%orYM(65),O(7)	7	03/11/16
66	2	Deep River Pointe Apartments	08/11/16	GRTR1%orYM (117),O(3)	3	06/11/16
67	1	Hoover Commons	08/11/16	L(26),D(87)orGRTR1%orYM(87),O(7)	7	02/11/16
68	1	Lionville Shopping Center	08/11/16	L(26),D(90),O(4)	4	05/11/16
69	2	Carefree Sandhill	08/11/11	L(2),GRTR1%orYM(49),O(9)	9	12/11/10
70	1	AB Mar Valley Court Office Building	09/11/16	L(25),D(92),O(3)	3	07/11/16
71	2	Westlakes Villas Apartments	08/11/16	L(26),D(90),O(4)	4	05/11/16
72	2	Carefree Eastern	08/11/11	L(2),GRTR1%orYM(49),O(9)	9	12/11/10
73	2	Park Circle Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
74	1	South Tryon Parking Structure	09/11/16	L(25),D(92),O(3)	3	07/11/16
75	1	Brentwood Medical Office	08/11/16	L(36),D(81),O(3)	3	06/11/16
76	2	Country Club Apartments	09/11/11	L(11),GRTR1%orYM(42),O(7)	7	03/11/11
77	1	Vista Pool	09/11/16	L(25),D(92),O(3)	3	07/11/16
78	1	Lake City Commons	10/11/16	L(24),D(91),O(5)	5	06/11/16
79	1	Residence Inn - Norman, OK	09/11/16	L(25),D(91),O(4)	4	06/11/16
80	1	Hunter’s Ridge Shopping Center	08/11/16	L(26),D(91),O(3)	3	06/11/16
81	1	141 Parkway Road	08/11/16	L(26),D(89),O(5)	5	04/11/16
82	2	Victoria Point Apartments	09/11/11	L(25),D(32),O(3)	3	07/11/11
83	1	300 Park Place	09/11/16	L(25),D(91),O(4)	4	06/11/16
84	2	Spring Valley Club Apartments	09/11/16	L(25),D(47),3.0%(12),2.0%(12),1.0%(12),O(12)	12	10/11/15
85	2	Boulder Ridge Apartments	09/11/16	L(36),D(81),O(3)	3	07/11/16
86	1	Conte Lubrano Apartments	09/11/16	L(25),D(92),O(3)	3	07/11/16
87	1	Freeport Corporate Center	09/11/11	L(25),D(32),O(3)	3	07/11/11
88	1	1000 South Avenue	09/11/16	L(25),D(92),O(3)	3	07/11/16
89	1	Hampton Inn - South Portland, ME	10/11/16	L(24),D(93),O(3)	3	08/11/16
90	2	Eagle Lake Apartments	10/11/16	L(36),D(81),O(3)	3	08/11/16
91	2	Cypress Landing	09/11/16	L(25),D(92),O(3)	3	07/11/16
92	1	Desert Inn Pecos Center	08/11/16	L(26),D(91),O(3)	3	06/11/16
93	1	Gateway Mountain Village (Building C)	10/11/16	L(24),GRTR1%orYM(93),O(3)	3	08/11/16
94	1	Hampton Inn and Suites - Port Saint Lucie, FL	10/11/16	L(24),D(93),O(3)	3	08/11/16
95	1	Oakley Building	09/11/16	L(36),D(81),O(3)	3	07/11/16
96	1	AKI Building	10/11/16	L(36),D(81),O(3)	3	08/11/16
97	1	Parkway Building	09/11/16	L(25),D(92),O(3)	3	07/11/16
98	2	Westward Ho Mobile Home Park	08/11/16	L(26),D(91),O(3)	3	06/11/16
99	1	Wilkinson Crossing	09/11/16	L(25),D(92),O(3)	3	07/11/16
100	2	Terrace Point Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
101	1	Grinnell Water Works Building	10/11/16	L(24),D(93),O(3)	3	08/11/16
102	1	Drake Office Building	08/11/16	L(26),D(91),O(3)	3	06/11/16
103	2	Hampton Court	07/11/16	L(27),D(89),O(4)	4	04/11/16
104	2	Strawberry Hill Apartments	09/11/11	L(11),GRTR1%orYM(42),O(7)	7	03/11/11
105	1	Cornerstone Business Center	10/11/11	L(24),D(33),O(3)	3	08/11/11
106	1	Keyser Valley Industrial Center	08/11/16	L(26),D(91),O(3)	3	06/11/16
107	1	Westfork Building T	08/11/16	L(26),D(91),O(3)	3	06/11/16
108	2	Carefree Winterhaven	08/11/11	L(2),GRTR1%orYM(49),O(9)	9	12/11/10
109	2	Casa Tierra Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
110	2	Park Forest Apartments	08/11/16	GRTR1%orYM(117),O(3)	3	06/11/16
111	1	Syracuse Hill	08/11/11	L(26),GRTR1%orYM(29),O(5)	5	04/11/11
112	1	Sports Authority Plaza	08/11/16	L(36),D(81),O(3)	3	06/11/16
113	2	Jade Gardens	09/11/16	L(25),D(92),O(3)	3	07/11/16
114	2	Palm Terrace Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
115	2	West View Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
116	1	Monroe Office Building	10/06/12	L(25),D(45),O(3)	3	08/06/12
117	1	Southcreek Corporate Center II	09/11/16	L(25),D(91),O(4)	4	06/11/16
118	1	Cross Creek Centre	08/11/16	L(23),3%(12),2%(12),1%(12),O(61)	61	08/11/11
119	2	Indian Summer Apartments	08/11/16	L(36),D(81),O(3)	3	06/11/16
120	2	210 North Charter Apartments	10/11/16	L(36),D(81),O(3)	3	08/11/16
121	1	Agoura Hills Business Center II	10/11/16	L(24),D(93),O(3)	3	08/11/16
122	2	Hollywood Pointe - Inglewood Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
123	2	Arbor Club & Creek	10/11/16	L(24),D(93),O(3)	3	08/11/16
124	1	Holiday Inn Express - Everett, WA	09/11/16	L(60),GRTR1%orYM(57),O(3)	3	07/11/16
125	1	175 Crossways Park West	10/11/16	L(24),D(91),O(5)	5	06/11/16
126	1	Bold Concepts Building	10/11/16	L(24),D(92),O(4)	4	07/11/16
127	2	Fairway Lane Apartments	10/11/16	L(24),D(93),O(3)	3	08/11/16
128	1	Baldwin Shopping Center	09/11/16	L(25),D(92),O(3)	3	07/11/16
129	1	The Business Center of Alabama	09/11/16	L(24),GRTR1%orYM(89),O(7)	7	03/11/16
130	1	Hickory Mini Storage	08/11/16	L(26),D(91),O(3)	3	06/11/16
131	1	Carillon Square	10/11/16	L(24),D(92),O(4)	4	07/11/16
132	2	Paseo Verde Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
133	2	Lake Ivanhoe Shores	09/11/16	L(25),D(92),O(3)	3	07/11/16
134	2	Knights Landing	09/11/16	L(25),D(92),O(3)	3	07/11/16
135	2	Rose Terrace Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
136	1	ATC Office Complex	10/11/16	L(24),D(93),O(3)	3	08/11/16
137	1	2065 West Obispo	09/11/16	L(25),D(92),O(3)	3	07/11/16
138	2	Hollywood Point Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
139	1	Rite Aid - Roseburg, OR	09/01/16	L(61),D(56),O(3)	3	07/01/16
140	2	Springtree II Apartment	09/11/16	L(25),D(92),O(3)	3	07/11/16
141	1	Wadsworth Medical Office Building	07/11/16	L(36),D(81),O(3)	3	05/11/16
142	1	Union Town Center I & II	09/11/16	L(36),D(81),O(3)	3	07/11/16
143	1	One Stop Plaza	08/11/16	L(36),D(81),O(3)	3	06/11/16
144	2	El Adobe Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
145	2	Dillon Trace Apartments	10/11/16	L(24),D(93),O(3)	3	08/11/16
146	1	Sleep Inn & Suites - Edmond, OK	10/11/16	L(24),D(93),O(3)	3	08/11/16
147	1	Walgreens - Grand Junction, CO	10/11/16	L(24),D(93),O(3)	3	08/11/16
148	1	240 Crossways Park West	10/11/16	L(24),D(91),O(5)	5	06/11/16
149	1	303-325 Crossways Park Drive	10/11/16	L(24),D(91),O(5)	5	06/11/16
150	1	Circuit City - Oklahoma City, OK	09/11/16	L(36),D(81),O(3)	3	07/11/16
151	2	Suntree Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
152	2	Pinewood Apartments	09/11/16	L(25),D(92),O(3)	3	07/11/16
153	2	Woodland Pointe Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
154	2	Valencia - Hawthorne Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
155	1	5000 California Office Plaza	10/11/16	L(36),D(81),O(3)	3	08/11/16
156	2	Park East and Park Knowles Apartments	09/11/16	L(25),D(92),O(3)	3	07/11/16
157	2	Courtyard Van Nuys Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
158	2	Colonial Terrace Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
159	1	Walgreens - Auburn, AL	06/11/16	L(48),D(68),O(4)	4	03/11/16
160	1	Shoppes at Home Depot	08/11/16	L(26),D(91),O(3)	3	06/11/16
161	2	Cove Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
162	1	Rite Aid - Ontario, OR	08/01/26	L(59),D(177),O(1)	1	08/01/26
163	1	Walgreens - Houston, TX (Sam Houston Parkway)	05/11/16	L(48),D(68),O(4)	4	02/11/16
164	1	Country Inn & Suites - Michigan City, IN	09/11/16	L(25),D(92),O(3)	3	07/11/16
165	2	Park Wood Patio Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
166	1	Walgreens - Fort Morgan, CO	08/11/16	L(26),D(91),O(3)	3	06/11/16
167	2	Rose Pointe Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
168	1	Corsicana Marketplace	09/11/16	L(36),D(81),O(3)	3	07/11/16
169	1	Silver Dome MHP	10/11/16	L(24),D(93),O(3)	3	08/11/16
170	1	26th and Pulaski	09/11/16	L(25),D(92),O(3)	3	07/11/16
171	1	Sutherland Retail	10/11/16	L(36),D(81),O(3)	3	08/11/16
172	2	Burnet House Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
173	1	Walgreens - Knoxville, TN	05/11/11	L(48),D(8),O(4)	4	02/11/11
174	1	Walgreens - Houston, TX (El Camino Real)	06/11/16	L(48),D(68),O(4)	4	03/11/16
175	1	Shops at Market Square	10/11/16	L(24),D(93),O(3)	3	08/11/16
176	2	South Towers Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
177	2	Casa Meadows Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
178	2	Studio Pointe Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
179	2	Northridge Pointe Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
180	1	FBI - Flagstaff, AZ	10/11/11	L(24),D(33),O(3)	3	08/11/11
181	1	CVS - Kissimmee, FL	05/11/16	L(48),D(68),O(4)	4	02/11/16
182	1	United SuperMarket - Borger West	09/11/26	L(36),D(201),O(3)	3	07/11/26
183	1	Sleep Inn & Suites - Guthrie, OK	10/11/16	L(24),D(93),O(3)	3	08/11/16
184	1	Harvester Building	09/11/16	L(36),D(81),O(3)	3	07/11/16
185	1	Walgreens - Lake Charles, LA	05/11/16	L(48),D(68),O(4)	4	02/11/16
186	1	Walgreens - New Hartford, NY	09/11/16	L(25),D(92),O(3)	3	07/11/16
187	1	Compass Insurance Agency	09/11/16	L(25),D(92),O(3)	3	07/11/16
188	1	Cleveland Park Townhomes	09/11/16	L(36),D(81),O(3)	3	07/11/16
189	1	Layton Retail Shops	08/11/16	L(36),D(81),O(3)	3	06/11/16
190	1	Arizona Retail Pool	09/11/16	L(36),D(81),O(3)	3	07/11/16
191	1	Shoppes at Prien Lake	09/11/16	L(25),D(92),O(3)	3	07/11/16
192	1	Eastgate II Business Center	08/11/16	L(26),D(91),O(3)	3	06/11/16
193	1	Kirkwood Square Retail Center	09/11/16	L(25),D(92),O(3)	3	07/11/16
194	2	Sonoma Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
195	1	Bear Hollow Village Square	10/11/16	L(24),D(93),O(3)	3	08/11/16
196	1	Mentor Retail	10/11/16	L(24),D(93),O(3)	3	08/11/16
197	2	806 South 3rd Street Student Housing	09/11/11	L(25),D(32),O(3)	3	07/11/11
198	1	Shoppes at Spring Valley	09/11/16	L(25),D(92),O(3)	3	07/11/16
199	1	North Park Shopping Center	09/11/26	L(36),D(201),O(3)	3	07/11/26
200	1	Mentor Medical Offices	10/11/16	L(24),D(93),O(3)	3	08/11/16
201	1	225 Crossways Park Drive	10/11/16	L(24),D(91),O(5)	5	06/11/16
202	1	Hampton Place Shopping Center	08/11/16	L(26),D(91),O(3)	3	06/11/16
203	1	Einstein Bagel Building	10/11/16	L(36),D(81),O(3)	3	08/11/16
204	2	Park Royale Apartments	10/11/16	L(24),D(84),O(12)	12	11/11/15
205	1	Matlock & Bardin Center	08/11/16	L(36),D(81),O(3)	3	06/11/16
206	1	Sherwin Williams Retail Center	10/11/16	L(24),D(92),O(4)	4	07/11/16
207	1	China Gate Office Building	10/11/16	L(24),D(84),O(12)	12	11/11/15